Filed pursuant to Rule 424(b)(5)	Registration No. 333-281842

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED JULY 23, 2025

(To Prospectus Dated August 29, 2024)

   Shares
Common Stock

Sadot Group Inc.

We are offering on a best efforts basis shares of our common stock par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus. The shares will be sold for a purchase price of $ per share.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SDOT.” The last reported sale price of our common stock on Nasdaq on July 22, 2025 was $1.79 per share.

The aggregate market value of our outstanding voting common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is approximately $11.95 million, which was calculated based on 6,193,734 shares outstanding held by non-affiliates, at a price of $1.93 per share, the adjusted closing price of our shares of common stock on June 16, 2025. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement, we have offered no securities pursuant to General Instruction I.B.6. of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered by means of the registration statement, of which this prospectus is a part, in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity in any 12 month period so long as our public float remains below $75 million. Accordingly, we are currently eligible under General Instruction I.B.6 of Form S-3 to offer and sell our common stock having an aggregate offering price of up to approximately $3.98 million.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-15 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
placement agent commissions (1)	$	$
Proceeds, before expenses, to us (2)	$	$

(1)	In addition, we have agreed to pay for certain expenses of the placement agent. See “Plan of Distribution” for additional information regarding compensation payable to the placement agent and estimated expenses.
(2)

Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

The delivery to purchasers of the securities in this offering is expected to be made on or about July , 2025, subject to satisfaction of certain customary closing conditions.

ThinkEquity

The date of this prospectus supplement is July , 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process (Registration File No. 333-281842) and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

All references in this prospectus supplement or the accompanying prospectus to “the Company,” “our company,” “Sadot,” “we,” “us,” or “our” mean Sadot Group, Inc., a Nevada corporation, unless we state otherwise or the context otherwise requires.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein regarding the completion of this offering, the satisfaction of customary closing conditions related to this offering, the intended use of proceeds from this offering, our future strategy, plans and expectations regarding clinical trials, future regulatory approvals, our plans for the manufacturing and commercialization of our products, future operations, projected financial position, potential future revenues, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover page of this prospectus supplement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements above and in the section of this prospectus supplement entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the SEC. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus supplement after the date of this prospectus supplement except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the SEC described in the sections of this prospectus supplement entitled “Risk Factors,” “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” and the section of the accompanying prospectuses entitled “Additional Information” all of which are accessible on the SEC’s website at www.sec.gov.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors“ in this prospectus on page 6 and in the documents incorporated by reference into this prospectus.

Corporate Overview

Sadot Group Inc. is our parent company and is headquartered in Burleson, Texas. In late 2022, Sadot Group began a transformation from a U.S.-centric restaurant business into a global organization focused on the Agri-foods supply-chain. As of March 31, 2025, Sadot Group consisted of 1 distinct operating unit and 1 discontinued operations.

Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global Agri-Foods company engaged in farming, commodity trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships across the globe. Sadot Agri-Foods competes with the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. Sadot Agri-Foods operates, through a majority owned subsidiary, a roughly 5,000 acre crop producing farm in Zambia with a focus on major commodities such as wheat, soy and corn alongside high-value tree crops such as avocado and mango. Sadot Agri-Foods was formed as part of the Company’s diversification strategy to own and operate, through its subsidiaries, the business lines throughout the food supply chain. Sadot Agri-Foods seeks to diversify over time into a sustainable and forward-looking global agri-foods company.

Sadot Restaurant Group, LLC (“Sadot Food Services”): has three unique “healthier for you” concepts, including two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill, plus one subscription-based fresh prep meal concept, SuperFit Foods. SuperFit Foods was sold in August 2024. This entire operating segment was identified as held for sale.

Our Industry

Sadot Agri-Foods:

Sadot LLC, through its subsidiaries, Sadot Latam, Sadot Brazil, Sadot Canada, Sadot Dubai and Sadot Enterprises (Zambia Farm), operates to enhance global food security by establishing an integrated supply-chain within the international Agri-food commodity industry that includes shipping, sourcing, farming and production. Our current primary focus is on farming, trading and shipping food and feed commodity items such as soy meal, corn and wheat between countries via containers or cargo ships. These shipments enhance global food security by providing raw materials and ingredients to various food manufacturers as part of the overall food supply chain.

Sadot Latam LLC (“Sadot Latam”): In May 2023, the Company expanded its Sadot Agri-Foods subsidiary within the agri-commodity sourcing and trading operations into North, Central and South America.

Sadot Enterprises Limited Ltd (“Sadot Enterprises”: Sadot Farm Operations (“Sadot Zambia” is 100% owned by Sadot Enterprises Limited, which is 70% owned by Sadot LLC) includes approximately 5,000 acres of farmland in the Mkushi Region of Zambia which was acquired in August of 2023. Farm operations are focused on the supply of grains (soy, corn and wheat) as well as tree crops (mango and avocado).

Sadot Brasil Ltda (“Sadot Brazil”): In December 2023 Sadot Agri-Foods onboarded a team of seasoned industry professionals in Brazil to form Sadot Brazil. Sadot Brazil provides access to new trade routes originating in North, Central, and South America with destinations to various markets in Central and South America, as well as considerably enhancing its sourcing capabilities in one of the most important agricultural production regions worldwide.

Sadot Canada Inc (“Sadot Canada”): In July and August 2024 the Company expanded its Sadot Agri-Foods operations with the expansion into Canada. This entity is focused on commodity trading in Canada.

Sadot Agri FZCO (“Sadot Dubai”): In September 2024 the Company expanded its Sadot Agri-Foods operation with the expansion into United Arab Emirates. This entity was established to expand our banking and financing opportunities and for agri-food sourcing and transition our Black Sea trading operations from Sadot LLC to Sadot Dubai. Sadot Dubai will focus on trades in Black Sea and European based originations with Southeast Asian & China destinations.

Sadot Food Service:

Over the past year, the Company converted all its corporately owned and operated locations into franchise owned locations or closed underperforming locations. This strategy helped position the division to potentially divest the restaurants allowing the Company to focus on its international Agri-Foods supply chain business segments. The division sold SuperFit Foods in August 2024 and currently only operates as the franchisor for Muscle Maker Grill and Pokémoto restaurants which are identified as Assets held for sale.

Our Strategy

With the substantial pivot in the company’s strategy over the past two years, the Company will be focusing its growth on the international Agri-Foods supply-chain, including farming, commodity trade and shipping operations and is actively selling its legacy restaurant business. Our goal is to continue enhancing the Sadot Group Inc. global operations by creating a comprehensive, global Agri-Foods company that encompasses farming, agricultural commodity shipping and trading, distribution and production.

Our Strengths

Sadot Agri-Foods

Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global Agri-Foods company engaged in farming, commodity trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships across the globe. Sadot Agri-Foods competes with companies such as the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. The environment in which Sadot operates is populated with large, multi-layered, and cumbersome companies. The Sadot Group is an efficient and agile operation, with the ability to take advantage of arising opportunities in a constantly growing and evolving industry.

Over the past two years, The Company has assembled a team of industry professionals to manage and execute the Company’s overall strategy and day-to-day operations. The teams consist of industry experts, with decades of experience working for multinational companies, bringing their reputation, industry know-how and work practices to the group. These professionals who are in charge of devising and implementing the Company’s strategy while overseeing the day-to-day operations, are all highly experienced, well-versed and recognized in the Agri-food commodity supply-chain industry. This experience enables Sadot to gain recognition amongst the Company’s operational and financial counterparts. The Company is actively establishing its presence in strategically important production, financial and operational regions throughout the world.

In addition, over the past two years, the Company has established a global footprint in key financial and operational international locations, positioning itself to take advantage of the various geographies’ benefits. These separate and distinct locations enables the Company to diversify operations and avoid dependence on any single market. Each of the Company’s subsidiaries is led by a seasoned professional that has devised a specific strategy tailored to their location while our Executive team oversees the implementation into the overall Company vision.

Operating in a global industry prone to many market volatility factors, the Company’s diversification strategy is key to our entire operation. Diversifying geographically, financially and across products allows the Company to hedge operations and potentially increase profit margins over time.

As a growing company, we have the benefit of being agile and asset-light, with a goal of being well positioned to seize time-sensitive opportunities and strategically invest in certain geographies, commodities and assets based on a forward-looking market understanding.

As part of our Agri-commodities operations, the Company is currently investing in forward-looking products such as carbon credits. This will allow us to offer lower carbon or carbon neutral products in the future, as well as offsetting our own carbon emissions. This rapidly growing market segment is becoming an essential component of global supply-chains and Sadot is already engaged in this market.

Recent Developments

Recently, the constitution of our Board of Directors and executive management team has been reconstituted as follows:

●	On May 28, 2025, we appointed Chagay Ravid as the Chief Executive Officer.

●	On May 22, 2025, Claudio Torres was appointed to the Compensation Committee and Ahmed Kahn was appointed to the Audit Committee.

●	On May 8, 2025, Kevin Mohan, a director of the Company, and Mark McKinney, the Chairman of the Board of Directors and a member of the Compensation Committee and the Audit Committee, submitted resignations from the Board of Directors and its committees, effective immediately. Neither director had any disagreement with the Company with respect to its operations, policies or practices.

●	On May 2, 2025, we appointed David Hanna as the Interim Chief Executive Officer, effective June 2, 2025. Mr. Hanna succeeded Catia Jorge who resigned for personal reasons as Chief Executive Officer on May 2, 2025 effective June 1, 2025.

●	On April 27, 2025, Marvin Yeo, a member of our Board of Directors and Sustainability Committee, unexpectedly passed away.

●	On April 11, 2025, Kevin Mohan resigned as Chief Investment Officer effective May 5, 2025.

●	On March 25, 2025, Claudio Torres, a director, was appointed as Vice Chairman of the Board of Directors.

October 2024 Note Amendment

On October 22, 2024, the Company entered into a Securities Purchase Agreement with an accredited investor (the “October 2024 Purchaser”), pursuant to which the Company issued a convertible promissory note (the “October 2024 Note”) in the principal amount of $1,375,000 for a purchase price of $1,100,000, reflecting an original issue discount of $275,000. The October 2024 Note was originally due on April 10, 2025, and bears interest payable on the maturity date. The October 2024 Note includes provisions for conversion into shares of the Company’s common stock upon an event of default, subject to certain limitations, including a 4.99% beneficial ownership cap and a 19.99% issuance cap without shareholder approval. On April 24, 2025, the Company and the Holder entered into an Extension Agreement, extending the maturity date of the October 2024 Note from April 10, 2025, to July 18, 2025. As consideration for the extension, the principal amount of the October 2024 Note was increased from $1,375,000 to $2,062,500.

On July 23, 2025, the Company entered into an amendment (the “October 2024 Amendment”) to the October 2024 Note. The October 2024 Amendment modified the October 2024 Note by extending the maturity date to December 31, 2025. In addition, pursuant to the October 2024 Amendment, the conversion price was amended to equal the per share price paid by investors in this Offering and the Company agreed to use $250,000 of the net proceeds from the Offering to repay a portion of the October 2024 Note, to make monthly payments of $75,000 starting September 30, 2025 and to apply six percent (6%) of the net proceeds from any future capital raise for the repayment of October 2024 Note. The October 2024 Purchaser also agreed to a 90-day lock-up period following the closing of the Offering, restricting the transfer or sales of the Company’s common stock or convertible securities owned by the October 2024 Purchaser.

Affiliate Promissory Note

On October 22, 2024, the Company issued Jennifer Black, the Chief Financial Officer of the Company, a Promissory Note (the "Black Note") in the principal amount of $625,000 for a purchase price of $500,000, reflecting an original issue discount of $125,000. The Black Note had an original maturity date of April 10, 2025, and in the event of a default, unpaid amounts bear interest at a rate of 22% per annum. On April 25, 2025, the Company and Ms. Black entered into an Extension Agreement to amend the Black Note pursuant to which the maturity date of the Black Note was extended from April 10, 2025, to July 18, 2025, and the principal amount was increased from $625,000 to $937,500.

On July 23, 2025, the Company and Ms. Black entered into an amendment (the “Black Amendment”) to the Black Note. The Black Amendment modifies certain terms of the Black Note as follows: (i) extends the Maturity Date of the Black Note from July 18, 2025, to December 31, 2025 and (ii) removes the ability of Ms. Black to convert the Black Note into shares of common stock. Further, at the closing of this Offering, the Company agreed to pay Ms. Black the lesser of $156,000 or 5% of the proceeds from the Offering.

December 2024 Note

On December 3, 2024, we entered into a Purchase Agreement (the “December 2024 Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with certain institutional investors (“December 2024 Purchasers”) and issued an aggregate of $3.75 million aggregate principal amount of convertible senior notes due in 2025 (the “December 2024 Convertible Notes”) for aggregate gross proceeds of approximately $3.0 million, before deducting fees to the placement agent and other expenses payable by the Company. Pursuant to the December 2024 Agreement, the December 2024 Convertible Notes were issued with an original issue discount of 20%. The December 2024 Convertible Notes were scheduled to mature on December 4, 2025, unless earlier converted upon the satisfaction of certain conditions. The conversion price of the December 2024 Convertible Notes was $4.10 per share of common stock. Upon the occurrence of an event of default or a change of control, the December 2024 Purchaser may elect to redeem all or any portion of the December 2024 Notes. Until the applicable redemption price is paid in full, The December 2024 Purchasers retain the right to convert the portion of the December 2024 Convertible Notes submitted for redemption into shares of the Company’s common stock at a variable conversion price. Specifically, the variable conversion price is the lesser of (i) the fixed conversion price or (ii) the lowest Closing Bid Price of the Company’s common stock during the period beginning on the date the redemption notice is delivered and ending on the date the redemption notice is voided, if applicable. This variable conversion price applies only to the conversion amount submitted for redemption under an event of default redemption or change of control redemption.

The December 2024 Agreement includes a “Most Favored Nation” clause which grants to the December 2024 Purchasers the right to claim better conversion terms, rights or benefits should the Company provide any other investor rights, terms, or benefits that are more favorable in any material respect than those granted to the December 2024 Purchasers as long as the December 2024 Convertible Notes are outstanding. The December 2024 Purchasers are prohibited from effecting a conversion of the December 2024 Convertible Notes to the extent that, as a result of such conversion, a December 2024 Purchaser would beneficially own more than 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion.

The December 2024 Convertible Notes contains certain negative covenants, including those prohibiting the Company to incur, guarantee or assume any indebtedness, other than certain permitted indebtedness, create or allow or suffer any mortgage, lien, security interest or other encumbrance on its property or assets , other than permitted liens, redeem, defease, repurchase, repay or make any payments in respect of any indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event of default under the December 2024 Convertible Notes has occurred and is continuing, declare or pay any cash dividend or distribution on any stock or other equity interest of the Company, or make, any change in the nature of its business or modify its corporate structure or purpose. The December 2024 Convertible Notes contain customary events of default and customary penalties for the Company’s failure to issue conversion shares on a timely basis. The Registration Rights Agreement contains customary resale registration rights penalties for our failure to file the registration statement to register the resale of the shares of the Company’s common stock issuable upon conversion of the December 2024 Convertible Notes or cause it to become effective on a timely basis and for certain other events.

On July 23, 2025, the Company entered into an Amendment and Waiver (the “December 2024 Amendments”) with the December 2024 Purchasers, amending the certain December 2024 Agreement and the December 2024 Notes. Pursuant to the December 2024 Amendments, among other things:

●	The maturity date of the December 2024 Notes was extended from December 4, 2025 to December 31, 2025.
●	The conversion price of the December 2024 Note was amended to be equal to the per share price paid by investors in this Offering.
●	The Company agreed to use $750,000 of the net proceeds from the Offering to repay a portion of the December 2024 Notes and to make monthly payments of $225,000 starting September 30, 2025, which will increase to $375,000 upon repayment of October 2024 Note.
●	The Company is obligated to use 19% of the net proceeds of any future capital raises (other than this Offering) to repay the outstanding balance of the December 2024 Notes.
●	The conversion of the December 2024 Notes are limited such that the number of shares issued upon conversion will not exceed 19.9% of the Company’s outstanding common stock unless stockholder approval is obtained or is not required pursuant to applicable Nasdaq rules.
●	The Company has agreed to use its best efforts to obtain stockholder approval to remove the Nasdaq Conversion Cap prior to the December 2024 Note’s maturity date.
●	The Company agreed, while the December 2024 Notes are outstanding, not to issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of the Company’s common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of the Company’s common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the Company’s business or the market for the Company’s common stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at the market offering”.
●	The December 2024 Purchasers waived certain rights and provisions under the December 2024 Notes and December 2024 Agreement in connection with this Offering and certain payments to other noteholders described above in connection with this Offering, including the Most Favored Nation provision, which was narrowed to apply only to rights, terms, or benefits included in convertible debt securities that are more favorable in any material respect to those granted to the December 2024 Purchasers. Additionally, the December 2024 Amendments contain a lock-up provision prohibiting the December 2024 Purchasers from selling or otherwise disposing of Company common stock or related securities owned by the December 2024 Purchasers for a period of 90 days following execution of the December 2024 Amendments.

June 2025 Notes

On June 20, 2025, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with two accredited investors. Pursuant to the Purchase Agreement, the Company issued and sold to the lenders convertible promissory notes (the "June 2025 Notes") in the aggregate principal amount of $354,200, which includes an original issue discount of $46,210, for a aggregate purchase price of $307,990. The June 2025 Notes bear a one-time interest charge of 12% applied on the issuance date and mature on April 30, 2026. The Company is obligated to make five monthly payments starting December 30, 2025, with the first payment of $198,351 and the subsequent four payments of $49,588 each. A five-day grace period applies to each payment, and a missed payment constitutes an event of default thereunder. The Company may prepay the June 2025 Notes in full during specified periods with no penalty, at a prepayment percentage of 95% within the first 60 days, 97% from days 61 to 120, and 98% from days 121 to 180 following the issuance date, in each case of the principal amount of the June 2025 Notes, together with accrued but unpaid interest. Following an event of default and after 180 days from the issuance date, the lenders may convert all or part of the outstanding principal and accrued but unpaid interest into shares of the Company’s common stock at a conversion price equal to the greater of $1.00 or 75% of the lowest closing bid price during the ten trading days prior to the conversion date. Conversion is subject to a 4.99% beneficial ownership limitation, which cannot be waived, and a 19.99% issuance cap unless shareholder approval is obtained. Upon an event of default, the June 2025 Notes become immediately due, and the Company must pay 150% of the outstanding principal, accrued interest, default interest (22% per annum), and other amounts owed. If a conversion-related default occurs post-event of default, this percentage increases to 175%. Events of default include failure to pay principal or interest, failure to issue conversion shares, breaches of covenants, bankruptcy, delisting from major exchanges, and failure to comply with reporting requirements under the Securities and Exchange Act of 1934.

Standby Equity Purchase Agreement

On June 10, 2025, the Company terminated the Standby Equity Purchase Agreement, dated as of September 29, 2023 between YA II PN, Ltd. and the Company effective June 17, 2025.

PT Green Agreement

On July 22, 2025, Sadot LLC, a wholly-owned subsidiary of the Company (“Sadot LLC”), entered into a Designee Transfer Agreement (the ”PT Green Agreement”) with Palladium Holdings Ltd. (”Palladium”).

Pursuant to the PT Green Agreement, Sadot LLC is designated as the designee to acquire 3,750 Class B Shares (the ”PT Green Shares”) of PT Green Bomas Indonesia (the “PT Green”), a limited liability company organized under the laws of the Republic of Indonesia, under a Conditional Shares Sale and Purchase Agreement dated October 28, 2024 (the ”CSPA”) originally involving PT Bomas Powerindo (”Bomas”) and Aavish Inc. Pte. Ltd. (”Aavish”). The PT Green Agreement grants Sadot LLC the right to be recognized as the registered shareholder of the PT Green Shares in PT Green, subject to applicable Indonesian laws and regulations, including approvals from the Indonesian Ministry of Law and Human Rights and other relevant authorities.

In consideration for the designation and transfer of rights, Sadot LLC agreed to pay Palladium a replacement purchase price of $13,412,850 (inclusive of all taxes, fees, and charges), payable in two tranches: (i) an initial payment of $13,380,349.04 within five business days after satisfaction or waiver of conditions precedent, and (ii) a final payment of $32,500.96 within two months after Sadot LLC is registered as the legal and beneficial owner of the PT Green Shares. The payments are subject to conditions precedent, including delivery of certified copies of the Palladium Designee Agreement and CSPA, consents from Aavish and Bomas, and confirmation that no material adverse changes have occurred with respect to PT Green.

The PT Green Agreement includes customary representations and warranties from both parties. Palladium represents that it has the authority to transfer the rights, that the rights and PT Green Shares are free of encumbrances, and that it has disclosed all material information about the PT Green. The PT Green Agreement also contains provisions for cooperation in obtaining necessary approvals, indemnification by Palladium for certain claims, and Sadot LLC’s reimbursement for compliance-related expenses (with Palladium reimbursing filing fees). The PT Green Agreement is governed by the laws of England and Wales, with disputes resolved through arbitration administered by the Singapore International Arbitration Centre.

The transaction contemplated by the PT Green Agreement closed on July 22, 2025 pursuant to which Sadot LLC acquired the PT Green Shares.

Corporate Information

Our principal executive offices are located at 295 E. Renfro Street, Suite 209, Burleson, Texas 76028, and our telephone number at that address is (832) 604-9568. Our website is https://www.sadotgroupinc.com. The information contained on, or that can accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common Stock we are offering	shares of common stock

Common stock outstanding prior to this offering	7,364,343 shares of common stock

Common stock to be outstanding after this offering	shares of common stock.

NASDAQ Symbol and Listing	Our common stock is listed on Nasdaq under the symbol “SDOT.”

Use of Proceeds	We estimate that the net proceeds from this offering, after payment of estimated offering expenses payable by us and commissions payable to the placement agent will be approximately $. We intend to use the net proceeds from this offering for general corporate purposes, working capital and the repayment of debt in the approximate amount of $1.156 million, which includes a payment in the amount of the lesser of $156,000 or 5% of the proceeds of the Offering to Jennifer Black, our Chief Financial Officer, to reduce the principal amount of a Promissory Note payable to Ms. Black. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-16 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

The number of shares of common stock shown above to be outstanding after this offering is based on 7,364,343 shares outstanding as of July 23, 2025 and excludes:

●	61,250 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $10.80 per share;

●	1,580,699 shares of our common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $18.30 per share;

●

3,411,940 shares of our common stock issuable upon the conversion of convertible notes outstanding with a weighted average conversion price of $1.34 per share, using a share price as of July 23, 2025; and

●

          shares of our common stock issuable upon exercise of placement agent warrants to be issued to the placement agent, or its designees, as compensation in connection with this offering, at an exercise price of $ per share of common stock.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A of our most recent Annual Report on Form 10-K, as may be updated in our subsequent Quarterly Reports on Form 10-Q, and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying base prospectus, before deciding whether to purchase any of our common stock in this offering. . The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the market value and/or trading price, as applicable, of our securities could decline, and you might lose all or part of your investment.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-17 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

If you purchase securities sold in this offering, you may experience immediate dilution as a result of this offering.

You may incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to shares offered in this offering at a public offering price of $ per Share, and after deducting commissions and offering expenses payable by us, you will suffer immediate and substantial dilution of approximately $ per share. We have a significant number of stock options and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options and/or warrants are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common stock. This offering may contribute to a depressed market price of our common stock. In addition, in connection with this offering, we, our directors and executive officers have entered into lock-up agreements for a period of 90 days following this offering with respect to the Company and 180 days with respect to our directors and officers, subject to customary exceptions. See “Plan of Distribution” beginning on page S-20 of this prospectus supplement. Upon expiration or earlier release of the lock-up, we and our directors and executive officers may sell shares into the market, which could adversely affect the market price of shares of common stock.

If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

There is a limited trading market for our common stock, which could make it difficult to liquidate an investment in our common stock, in a timely manner.

Our common stock is currently traded on Nasdaq. Because there is a limited public market for our common stock, investors may not be able to liquidate their investment whenever desired. We cannot assure that there will be an active trading market for our common stock and the lack of an active public trading market could mean that investors may be exposed to increased risk. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.

Issuance of additional shares and potential dilution related to convertible notes.

Our December 2024 Convertible Notes and June 2025 Notes (collectively, the “Notes”) contain conversion features that may result in the issuance of a significant number of additional shares of our common stock, which could substantially dilute the ownership interests of our existing shareholders and adversely affect the market price of our common stock.

On December 3, 2024, we issued $3.75 million in aggregate principal amount of December 2024 Convertible Notes. Upon an event of default or change of control, holders may redeem all or part of these notes and, until the redemption price is paid in full, convert the redeemed portion at a variable conversion price equal to the lesser of (i) the fixed conversion price then in effect or (ii) the lowest Closing Bid Price of our common stock during the period from the redemption notice delivery to the date the notice is voided, if applicable. This variable conversion price could result in conversions at a significantly lower price than the fixed conversion price, increasing the number of shares issued and amplifying dilution.

On June 20, 2025, we issued $354,200 in aggregate principal amount of June 2025 Notes. Following an event of default and after 180 days from the issuance date, holders may convert all or part of the outstanding principal and interest into shares of our common stock at a conversion price equal to the greater of (i) $1.00 or (ii) 75% of the lowest trading price during the ten trading days prior to the conversion date. This variable conversion price, which although may not be less than $1.00, particularly if based on a discounted trading price, could lead to the issuance of a substantial number of shares, especially if our stock price declines significantly. Additionally, upon an event of default, the Notes become immediately due at 150% (or 175% for conversion-related defaults) of the outstanding amounts, which could further increase the conversion amount and exacerbate dilution.

The issuance of additional shares upon conversion of the Notes could significantly dilute the ownership percentage and voting power of existing shareholders.

Both Notes are subject to beneficial ownership limitations (9.99% for the December 2024 Convertible Notes and 4.99% for the June 2025 Notes). However, these limitations may not fully mitigate dilution, as holders of the Notes could convert up to these caps and sell the resulting shares issued upon conversion, potentially depressing our stock price further and triggering additional conversions at lower prices.

The potential for increased share issuance may also negatively impact the market price of our common stock, as the market may anticipate future dilution or react to actual share issuances. Sales of newly issued shares by noteholders, particularly in large volumes or at discounted prices, could create downward pressure on our stock price, making it more difficult for us to raise additional capital on favorable terms. Furthermore, events of default under the Notes, such as failure to pay principal or interest, delisting from Nasdaq, or bankruptcy, could accelerate conversion demands or redemption obligations, increasing the likelihood of significant share issuances and dilution at inopportune times.

If we are unable to maintain compliance with the terms of the Notes or if our stock price declines significantly, the risk of dilution and adverse effects on our stock price could be heightened. Shareholders may experience a material reduction in the value of their investment due to the dilutive impact of these financings and the associated market dynamics.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering.

We do not intend to pay dividends for the foreseeable future, which could reduce the attractiveness of our stock to some investors.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases. In addition, we may incur debt financing to further finance our operations, the governing documents of which may contain restrictions on our ability to pay dividends.

Raising additional capital may cause dilution to our existing shareholders and may adversely affect the rights of existing shareholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the issuance of equity (such as this offering) or otherwise including through convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Future sales of our common stock or of securities convertible into our common stock, or the perception that such sales may occur, could cause immediate dilution and adversely affect the market price of our common stock.

This is a best efforts offering, no minimum number of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the common shares in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum number of securities or amount of proceeds required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the shares offered in this offering. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

USE OF PROCEEDS

We estimate that the proceeds from this offering, after deducting estimated offering expenses payable by us and commissions will be approximately $ ,. We intend to use the net proceeds from this offering for general corporate purposes, working capital and the repayment of debt represented by the October 2024 Notes, the Black Note and the December 2024 Convertible Notes in the approximate amount of $1.156 million which includes a payment in the amount of the lesser of $156,000 or 5% of the proceeds of the Offering to Jennifer Black, our Chief Financial Officer, to reduce the principal amount of a Promissory Note payable to Ms. Black. Each of the October 2024 Notes, the Black Note and the December 2024 Convertible Notes were issued with an original issue discount and mature on December 31, 2025. Each of the notes do not bear interest, provided, however, in the event of a default, the October 2024 Note and the Black Note will incur interest at 22% per annum and the December 2024 Notes will incur interest at 20% per annum. We have not determined the amounts we plan to spend on the items listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

If you purchase shares of common stock in this offering, you will experience dilution to the extent of the difference between the public offering price of the shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2025 was approximately $33.7 million or approximately $5.084 per share of common stock based on 6,054,212 outstanding shares of common stock on that date. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of March 31, 2025.

After giving effect to the sale of shares of common stock in this offering at the public offering price of $ per share of common stock, after deducting the commissions and estimated offering expenses payable by us, our as adjusted net tangible book value would be approximately $ million, or approximately $ per share of common stock, as of March 31, 2025. This represents an immediate increase in pro-forma net tangible book value of approximately $ per share to existing stockholders and an immediate dilution of approximately $ per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per share	$
Historical net tangible book value per share as of March 31, 2025		$5.567
Increase in net tangible book value per share attributable to new investors	$
As adjusted net tangible book value per share after giving effect to this offering	$
Dilution per share to investors in this offering	$

The number of shares of common stock shown above to be outstanding after this offering is based on 6,054,212 shares outstanding as of March 31, 2025 and excludes the following which are as of July 23, 2025:

●	61,250 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $10.80 per share;

●	1,580,699 shares of our common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $18.30 per share; and

●	3,411,940 shares of our common stock issuable upon the conversion of convertible notes outstanding with a weighted average conversion price of $1.34 per share, using a share price as of July 23, 2025.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to shares of common stock at a public offering price of $ per share of common stock.

 Common Stock

The shares of our Common Stock are registered under Section 12 of the Exchange Act and are traded on Nasdaq under the symbol “SDOT”. The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described in the section entitled “Description of Capital Stock”, beginning on page 5 of the accompanying base prospectus.

PLAN OF DISTRIBUTION

We have engaged ThinkEquity LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the common shares offered by this prospectus. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the common shares being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of their placement agency agreement. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering.

Delivery of the common shares offered hereby is expected to occur on or about July , 2025, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per security public offering price, per security commissions we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus, per security proceeds, before expenses, to us, and related totals.

	Per Share	Total
Public offering price	$	$
placement agent commissions	$	$
Proceeds, before expenses, to us	$	$

We have paid an expense deposit of $17,500 to the placement agent, which will be applied against the placement agent’s accountable out-of-pocket expenses (in compliance with FINRA Rule 5110(g)(4)(A)) that are payable by us in connection with this offering. We have agreed to reimburse the Representative for the fees and expenses of its legal counsel in connection with the offering in an amount not to exceed $150,000, the fees and expenses related to the use of Ipreo’s book building, prospectus tracking and compliance software for the offering in the amount of $29,500, up to $16,000 for background checks of our officers and directors, data services and communications expenses up to $10,000, the actual accountable “road show” expenses up to $10,000 and up to $30,000 of the placement agent’s market making and trading, and clearing firm settlement expenses for this offering, provided that the aggregate accountable expense reimbursement for which we are responsible will not exceed $175,000 (inclusive of the $17,500 expense deposit referenced above).

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent commissions are approximately US$     .

Placement Agent’s Warrants.

We have agreed to issue to the placement agent, or its designees, upon the closing of this offering, in a concurrent private placement, warrants to purchase up to an aggregate of [●] shares of our common stock representing 5% of the shares of common stock sold in this offering (“Placement Agent’s Warrants”). The Placement Agent’s Warrants are exercisable at a per shares of common stock price equal to $[●] (or 125% of the assumed public offering price per share of common stock in this offering). The Placement Agent’s Warrants are exercisable at any time and from time to time, in whole or in part, commencing on the commencement of sales of the shares of common stock in this offering and expire on the date that is five years following the commencement of sales of shares of common stock in this offering.

The Placement Agent’s Warrants provide for registration rights upon request, in certain cases, including piggyback registration rights and one demand registration right. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(c). The piggyback registration rights provided thereby will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). The piggyback registration rights provided thereby will not be greater than seven years from the closing date of this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Placement Agent’s Warrants incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Placement Agent’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger, or consolidation. However, neither the Placement Agent’s Warrants exercise price, nor the number of shares of common stock underlying such warrants, will be adjusted for issuances of shares of common stock by us at a price below the exercise price of the Placement Agent’s Warrants.

Lock-Up Agreements

We and each of our directors and officers have agreed, subject to customary exceptions, not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock (i) for a period of 90 days after the closing date of the offering with respect to the Company and (ii) for a period of 180 days after the closing date of the offering with respect to our directors and officers, pursuant to the placement agency agreement.

We have agreed that, without the prior written consent of the placement agent, we will not, for a period of twenty four (24) months after the date of the placement agency agreement, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of twelve months from the closing of the offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all of our equity linked financings (each, a “Subject Transaction”), or any successor (or any of our subsidiaries), on terms and conditions customary to the representative for such Subject Transactions.

Other Relationships

The placement agent and its affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received and may receive customary fees.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our placement agency agreement with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Nasdaq Capital Market Listing

Our common shares are listed on The Nasdaq Capital Market under the symbol “SDOT”.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area-Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or the Prospectus Directive, as implemented in Member States of the European Economic Area, or each, a Relevant Member State, from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be affected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or CONSOB) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, pr Regulation no. 1197l, as amended, or the Qualified Investors; and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

●	Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or FSMA, has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or FPO, (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon by Fleming PLLC, New York, New York. Greenberg Traurig, P.A. has acted as counsel for the placement agent.

EXPERTS

The consolidated financial statements of Sadot Group Inc. as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this prospectus and registration statement of which this prospectus is a part, have been included herein in reliance on the report of Kreit & Chiu CPA LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page 16 of this prospectus. In addition, you may request copies of these filings at no cost by writing, telephoning, or emailing us at the following address, telephone number, or email address, respectively:

Sadot Group Inc.

295 E. Renfro Street, Suite 209

Burleson, Texas 76028

Telephone: (832) 604-9568

IR@sadotco.com

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025;

●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed with the SEC on May 14, 2025;

●

our Current Reports on Form 8-K filed on February 5, 2025, February 13, 2025, February 20, 2025, March 31, 2025, April 17, 2025, April 30, 2025, May 8, 2025, May 23, 2025, May 29, 2025, June 24, 2025, and June 26, 2025; and

●	the description of the common stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on February 10, 2020 (File No. 001-39223) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description, including the description of the common stock contained under the caption “Description of Capital Stock,” in Exhibit 4.9 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 11, 2025 (File No. 001-10235), for the fiscal year ended December 31, 2024, and any amendment or other report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of common stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing, by telephone, or by email at the following addresses:

Sadot Group Inc.

295 E. Renfro Street, Suite 209

Burleson, Texas 76028

Telephone: (832) 604-9568

IR@sadotco.com

PROSPECTUS

SADOT GROUP INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SDOT.” On August 27, 2024 the last reported sale price of our common stock on The Nasdaq Capital Market was $0.45 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus.

This prospectus provides you only with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Sadot Group,” “Sadot,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Sadot Group Inc., a Nevada corporation, and its consolidated subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Our name, our logo, and our other trademarks or service marks appearing in this prospectus are the property of Sadot Group Inc. and its subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

ABOUT SADOT GROUP INC.

Overview

Sadot Group Inc. is our parent company and is headquartered in Burelson, Texas. In late 2022, Sadot Group began a transformation from a U.S.-centric restaurant business into a global organization focused on the Agri-foods supply-chain. Effective July 27, 2023, we changed our company name from Muscle Maker, Inc. to Sadot Group Inc. As of June 30, 2024, Sadot Group consisted of two distinct operating units.

●	Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global Agri-Foods company engaged in farming, commodity trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships to/from markets such as Argentina, Australia, Bangladesh, Brazil, Canada, China, Columbia, Costa Rica, Dominican Republic, Ecuador, Egypt, Guinea, Honduras, India, Indonesia, Ivory Coast, Japan, Kenya, Malaysia, Morocco, Mozambique, Nigeria, Philippines, Poland, Romania, Saudi Arabia, South Korea, Sri Lanka, Ukraine, United States, Venezuela, Vietnam and Yemen, among others. Sadot Agri-Foods competes with the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. Sadot Agri-Foods operates, through a majority owned subsidiary, a roughly 5,000 acre crop producing farm in Zambia with a focus on major commodities such as wheat, soy and corn alongside high-value tree crops such as avocado and mango. Sadot Agri-Foods was formed as part of the Company’s diversification strategy to own and operate, through its subsidiaries, the business lines throughout the food supply chain. Sadot Agri-Foods seeks to diversify over time into a sustainable and forward-looking global agri-foods company.

●	Sadot Restaurant Group, LLC (“Sadot Food Services”): has three unique “healthier for you” concepts, including two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill, plus one subscription-based fresh prep meal concept, SuperFit Foods. The restaurants were founded on the belief of taking every-day menu options and converting them into “healthier for you” menu choices. Consumers are demanding healthier choices, customization, flavor and convenience. Each of our three concepts offers different menus that are tailored to specific consumer segments. We believe our concepts deliver highly differentiated customer experiences. This entire operating segment was identified as held for sale.

Corporate Information

We were incorporated in Nevada in October 2019. Our principal executive offices are located at 295 E. Renfro Street, Suite 209, Burelson, Texas 76028. Our telephone number is (832) 604-9568 and our website address is www.sadotgroupinc.com.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement, or the accompanying prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, and prospects. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity, and results of operations. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our subsequent Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, and the risks detailed from time to time on our future reports filed with the SEC.

You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. The forward-looking statements contained in this prospectus or any prospectus supplement are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include, and are not limited to the acquisition or licensing of other businesses, strategic investments in complementary businesses, general working capital, products, services, or technologies. We cannot specify with certainty all of the particular uses for the net proceeds to us from any securities offered offering or the amounts we will actually spend on the uses set forth above. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time. The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We will have broad discretion over how to use the net proceeds to us from any securities offered under this prospectus.

The amount of what, and timing of when, we actually spend for these purposes may vary significantly and will depend on a number of factors, including our future revenue and expenses and the other factors described in the section of this prospectus captioned “Risk Factors” and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our subsequent Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

As of August 29, 2024, there were 56,796,275 shares of common stock issued and outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our Amended and Restated Certificate of Incorporation, as amended, does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our Articles of Incorporation, as amended, our Board of Directors is authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock and there are no shares of preferred stock currently issued and outstanding.

Outstanding Options and Warrants

The Company has 812,500 shares of our common stock that are subject to outstanding options and 15,986,747 shares of our common stock that are subject to outstanding warrants as of August 29, 2024.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws and of Nevada Law

Nevada Law

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means, with certain exceptions, the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Removal of Directors. Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a director from office. As such, it may be more difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Articles of Incorporation and Bylaws

No Cumulative Voting. Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each stockholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority stockholder to elect a director. Our articles of incorporation deny stockholders the right to vote cumulatively.

Authorized But Unissued Shares. Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining stockholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Sadot by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Limitations on Liability and Indemnification of Officers and Directors

The NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. Our articles of incorporation, as amended, require us, to the fullest extent permitted by the NRS, as the same may be amended and supplemented, to indemnify any and all persons whom we have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, which is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The limitation of liability and indemnification provisions under the NRS and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing of Common Shares

Our common stock is listed on the Nasdaq Capital Market under the symbol “SDOT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc., located at 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is 1-877-373-6374.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities will be senior debt securities and will be issued under an indenture between us and a trustee. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank equally with any of our other senior and unsubordinated debt.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

●	the title of the debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	the date or dates on which the principal amount of the debt securities will mature;

●	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

●	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

●	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

●	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

●	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

●	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

●	if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

●	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

●	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

●	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

●	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

●	the designation of the original currency determination agent, if any;

●	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

●	if the debt security is also an original issue discount debt security, the yield to maturity;

●	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

●	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

●	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

●	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

●	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

●	the assets, if any, that will be pledged as security for the payment of the debt security;

●	the forms of the debt securities; and

●	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

In addition, any debt securities offered hereby may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

●	which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States Federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of Sadot.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of our common stock, our preferred stock, debt securities, warrants, rights, purchase contracts, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our common stock, our preferred stock, debt securities, warrants, rights or purchase contracts, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the securities included in the units will be separately transferable;

●	any provisions of the governing unit agreement that differ from those described in this section; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

●	directly to purchasers;

●	through agents;

●	to or through underwriters;

●	through dealers;

●	in “at-the-market” offerings (as defined in Rule 415 under the Securities Act);

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through a combination of any of these methods of sale; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. We may effect the distribution of the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the times of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements.

The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

We will set forth in a prospectus supplement:

●	the terms of any underwriting or other agreement that we reach relating to sales under this prospectus;

●	the method of distribution of the securities;

●	the names of any agents, underwriters or dealers, including any managing underwriters, used in the offering of securities;

●	the terms of any direct sales, including the terms of any bidding or auction process, or the terms of any other transactions;

●	any delayed delivery obligations to take the securities;

●	the compensation payable to agents, underwriters and dealers, which may be in the form of discounts, concessions or commissions;

●	any activities that may be undertaken by agents, underwriters and dealers to stabilize, maintain or otherwise affect the price of the securities; and

●	any indemnification and contribution obligations owing to agents, underwriters and dealers.

If we sell directly to institutional investors or others, they may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Unless otherwise indicated in a prospectus supplement, if we sell through an agent, such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act. If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon by Fleming PLLC, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Sadot Group Inc. as of and for the years ended December 31, 2023 and 2022, incorporated by reference in this prospectus and registration statement of which this prospectus is a part, have been included herein in reliance on the report of Kreit & Chiu CPA LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page 16 of this prospectus. In addition, you may request copies of these filings at no cost by writing, telephoning, or emailing us at the following address, telephone number, or email address, respectively:

Sadot Group Inc.

295 E. Renfro Street, Suite 209

Burleson, Texas 76028

Telephone: (832) 604-9568

IR@sadotco.com

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 20, 2024;

●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, filed with the SEC on May 15, 2024 and for the period ended June 30, 2024, filed with the SEC on August 13, 2024;

●	our Current Reports on Form 8-K filed on March 20, 2024, April 17, 2024, May 8, 2024, May 15, 2024, August 13, 2024 and August 19, 2024; and

●	the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on February 10, 2020 (File No. 001-39223) pursuant to Section 12 of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description, including the description of the Common Stock contained under the caption “Description of Capital Stock,” in Exhibit 4.9 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 20, 2024 (File No. 001-10235), for the fiscal year ended December 31, 2023, and any amendment or other report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of common stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing, by telephone, or by email at the following addresses:

Sadot Group Inc.

295 E. Renfro Street, Suite 209

Burleson, Texas 76028

Telephone: (832) 604-9568

IR@sadotco.com

Shares of Common Stock

Sadot Group Inc.

PRELIMINARY PROSPECTUS SUPPLEMENT

ThinkEquity

, 2025

Through and including , 2025 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.